EXHIBIT 11

                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                                                                Three Months Ended                  Six Months Ended
                                                                     June 30,                           June 30,
                                                               1997            1996                1997          1996
                                                        --------------------------------    -----------------------------
                                                                             (Restated)                        (Restated)
 PRIMARY
   Weighted average shares outstanding                      9,381,000         7,051,000         9,103,000       7,035,000
  Net effect of dilutive stock options and warrants                --                --                --              --
                                                        --------------------------------    -----------------------------
                                                            9,381,000         7,051,000         9,103,000       7,035,000
                                                        ================================    =============================
  Net loss                                               ($2,442,510)         ($24,940)       ($3,090,532)   ($1,256,704)

  Conversion discount on preferred stock                          --          (101,057)                --     (1,010,557)
  Dividends on preferred stock                                (3,487)         (138,075)           (13,350)      (268,020)
                                                        --------------------------------    -----------------------------
  Loss attributable to common shareholders               ($2,445,997)        ($264,022)       ($3,103,882)   ($2,535,281)
                                                        ================================    =============================
  Primary loss per share                                      ($0.26)           ($0.04)            ($0.34)        ($0.36)
                                                        ================================    =============================
  Additional Primary Calculation:
   Loss attributable to common shareholders, above       ($2,445,997)        ($264,022)       ($3,103,882)   ($2,535,281)
                                                        ================================    =============================

  Additional adjustment to weighted average # of shares:
   Weighted average # of shares as adjusted per above       9,381,000         7,051,000          9,103,000      7,035,000
   Dilutive effect of contingently issuable shares and
     stock options                                            164,000           742,000            166,000        748,000
                                                        --------------------------------    -----------------------------
  Weighted average # of shares, as adjusted                 9,545,000         7,793,000          9,269,000      7,783,000
                                                        ================================    =============================

  Primary loss per share, as adjusted                         ($0.26)            ($0.03)(A)         ($0.33)       ($0.33)(A)
                                                        ================================    =============================



FULLY DILUTED
  Weighted average shares outstanding                       9,381,000          7,089,000         9,103,000      7,084,000
  Net effect of dilutive stock options and warrants                --                 --                --             --
  Effect of preferred conversions from beginning of
    period to date of conversion                               43,000                 --            73,000             --
                                                        --------------------------------    -----------------------------
                                                            9,424,000          7,089,000         9,176,000      7,084,000
                                                        ================================    =============================
  Net loss                                               ($2,442,510)          ($24,940)      ($3,090,532)   ($1,256,704)

  Conversion discount on preferred stock                          --           (101,057)               --     (1,010,557)
  Dividends on preferred stock, net of dividends
    on preferred stock converted during period                    --           (138,075)               --       (268,020)
                                                        --------------------------------    -----------------------------
  Loss attributable to common shareholders               ($2,442,510)         ($264,072)       ($3,090,532)  ($2,535,281)
                                                        ================================    =============================
  Fully diluted loss per share                                ($0.26)            ($0.04)            ($0.34)       ($0.36)
                                                        ================================    =============================
  Additional Fully Diluted Calculation:
    Loss attributable to common shareholders, above      ($2,442,510)         ($264,072)       ($3,090,532)  ($2,535,281)
                                                        ================================    =============================

  Additional adjustment to weighted average # of
    shares:
  Weighted average # of shares as adjusted per above        9,424,000          7,089,000          9,176,000     7,084,000
  Dilutive effect of contingently issuable shares, stock
    options and convertible preferred stock                   172,000          1,316,000            175,000     1,322,000
                                                        --------------------------------    -----------------------------
  Weighted average # of shares, as adjusted                 9,596,000          8,405,000          9,351,000     8,406,000
                                                        ================================    =============================

    Fully diluted loss per share, as adjusted                 ($0.25)            ($0.03)(A)         ($0.33)       ($0.30)(A)
                                                        ================================    =============================

 (A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
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